UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 22, 2010, the Compensation Committee approved forms of Restricted Stock Award Agreements for the named executive officers for the equity grants to be awarded effective April 1, 2010 consisting of Time-Based Plus Profitability Shares and EPS Based Shares as described in the Company’s Form 8-K filed by the Company on February 24, 2010.  These forms are attached as Exhibits 10.1 and 10.2 to this Form 8-K.  Exhibit 10.1 (Restricted Stock Award Agreement (Profitability & Time-Based)) is the agreement for the Time-Based Plus Profitability Shares and Exhibit 10.2 (Restricted Stock Award Agreement (Performance Based)) is the agreement for the EPS Based Shares.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	2010 Restricted Stock Award Agreement (Profitability & Time-Based)
10.2	2010 Restricted Stock Award Agreement (Performance Based)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: March 26, 2010

	By:	/s/ Cathryn L. Porter
Cathryn L. Porter
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2010 Restricted Stock Award Agreement (Profitability & Time-Based)

10.2	Form of 2010 Restricted Stock Award Agreement (Performance Based)